                                                                    Exhibit 10.7


                      CAPITAL MARKETS CONSULTING AGREEMENT

      THIS CAPITAL MARKETS CONSULTING AGREEMENT ("Agreement") is made and entered into effective as of the 5th day of July 2005 ("Effective Date") by and between FORTUNET, INC., a Nevada corporation ("FortuNet"), and SPIEGEL PARTNERS, LLC, a Delaware limited liability company ("Spiegel").

                                    RECITALS

      A. Spiegel is in the business of providing financial consulting, capital advisory and strategic consulting services.

      B. FortuNet desires to execute an initial public offering (the "IPO") of its common stock.

      C. Spiegel and FortuNet have entered into that certain Memorandum of Understanding ("MOU") dated July 5, 2005.

      D. Spiegel desires to provide certain advisory and consulting services as provided herein.

      E. FortuNet and Spiegel hereby enter into this Agreement in order to set forth the terms and conditions of the agreements and covenants of the parties and to supersede the MOU in its entirety.

                                   AGREEMENTS

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, FortuNet and Spiegel hereby amend and restate the MOU in its entirety and hereby agree as follows:

      1. Services in General. During the term of this Agreement, Spiegel will provide the Services as defined below. Spiegel is solely responsible for determining the manner and method in which the Services are to be provided; provided, however, that Spiegel will provide the Services in accordance with standards reasonably acceptable to FortuNet.

      2. Scope of Services. Spiegel shall provide the following strategic advisory services ("Services") to FortuNet:

      (a) Review and discuss with FortuNet management its business plans, models and strategies related to its IPO;

      (b) Assist FortuNet in evaluating business development opportunities related to its IPO, and other business development opportunities for six months thereafter;

      (c) Assist FortuNet in evaluating financing alternatives, including a private placement of debt or equity securities, a public offering or a strategic transaction such as a merger, acquisition or joint venture; and

      (d) Assist FortuNet in its selection and engagement of a lead underwriter for the IPO, potential co-managers of the IPO and potential board members;

Unless otherwise expressly requested by FortuNet, Spiegel shall limit its provision of Services to consulting directly with FortuNet's management and will have no independent interaction with third parties by or on behalf of FortuNet unless specifically authorized by FortuNet.

      3. Limitation on Services. Spiegel represents and warrants, and FortuNet acknowledges, that Spiegel is not a licensed securities broker or dealer or a licensed investment advisor. Accordingly, Spiegel shall not, and shall have no authority, express or implied, to:

      (a) Sell any securities of FortuNet, offer to sell any securities of FortuNet, or solicit offers to purchase any securities of FortuNet;

      (b) Negotiate with any prospective purchaser of securities or potential acquiror of FortuNet on behalf of or as a representative of FortuNet; without limiting the generality of the foregoing, Spiegel shall not conduct any due diligence regarding FortuNet or any potential investor or acquiror;

      (c) Make any representations or warranties on behalf of FortuNet or with respect to FortuNet or any of FortuNet's securities;

      (d) Prepare or disseminate any documentation regarding FortuNet or any potential investment in or acquisition of FortuNet unless specifically authorized by FortuNet; without limiting the generality of the foregoing, Spiegel shall not engage in any general advertising or solicitation with respect to FortuNet;

      (e) Advise any potential investor or potential acquiror regarding any potential investment in or acquisition of FortuNet; without limiting the generality of the foregoing, Spiegel shall not make any recommendations to any potential investor or potential acquiror regarding the value of any securities or terms of any proposed transaction;

      (f)   Act for or bind FortuNet in any way;

      (g) Disseminate term sheets, offering documents, business plans or any other FortuNet information unless specifically authorized by FortuNet;

      (h) Receive or transmit funds to or from potential investors in or acquirors of FortuNet;

      4. No Authority to Bind FortuNet. Spiegel shall not have any right, power or authority to create any obligation, express or implied, or make any representation on behalf of

FortuNet, except as expressly authorized in advance in writing from time to time by FortuNet and then only to the extent of such authorization.

      5.    Term.

      (a) The term of this Agreement will commence as of the Effective Date first written above and will continue until the earlier of (i) the successful completion of the IPO, (ii) FortuNet or any selected underwriter agreeing to abandon the IPO (unless a replacement underwriter is identified by Spiegel and approved by FortuNet, which approval shall not be unreasonably withheld, and such underwriter has agreed to proceed with an underwriting), (iii) December 31, 2005 or (iv) termination of this Agreement for "cause" as defined in Section 7 below. Notwithstanding the foregoing, if a registration statement with respect to the IPO has been filed with the Securities and Exchange Commission on or before December 31, 2005 and the IPO has not been completed by December 31, 2005, this Agreement will continue after December 31, 2005 until the successful completion or abandonment of the IPO subject to the registration statement as filed on or before December 31, 2005.

      (b) Upon successful completion of the IPO, the term of this Agreement shall be extended through the period that additional Services are to be provided as specified in Section 7 below.

      (c) Sections 11 and 14 relating to confidentiality and governing law and venue of this Agreement will survive termination of this Agreement for any reason.

      6.    Compensation.

      (a) Upon the Effective Date of this Agreement, FortuNet will pay to Spiegel a signing bonus in the amount of $10,000. This amount will be considered a portion of the Contingent Fees as defined in subsection (d) below and shall be treated as all Contingent Fees under this Agreement.

      (b) FortuNet will pay expenses incurred by Spiegel during this Agreement that have been preauthorized by FortuNet.

      (c) Upon the Effective Date of this Agreement and on the fifth day of each month thereafter during the term of this Agreement or the earlier successful completion of the IPO, FortuNet will pay to Spiegel a fee in the amount of $10,000.

      (d) Commencing on September 5, 2005 and on the fifth day of each month thereafter during the term of this Agreement or the earlier successful completion of the IPO, FortuNet will advance to Spiegel a monthly contingent fee in the amount of $20,000 ("Contingent Fees"). The parties agree that while paid currently, these fees are contingent upon the successful completion of the IPO within the term of this Agreement as provided in Section 5(a) above. In the event the IPO is abandoned or not completed within the term of this Agreement, and except as provided in subsection (f) below, Spiegel agrees to immediately pay FortuNet cash in the amount equal to all Contingent Fees advanced to Spiegel by FortuNet or in the alternative Spiegel agrees to immediately deliver a promissory note in the face amount of all Contingent Fees previously paid and Spiegel covenants to repay, by December 31, 2006, all principal plus 10% interest on the total amount due under the promissory note.

      (e) Upon successful completion of the IPO by an Identified Underwriter as defined in Section 8 below, FortuNet will pay to Spiegel a success fee of $350,000, less all amounts previously paid pursuant to subsections (a), (c) and
(d) above.

      (f) If FortuNet has selected an Identified Underwriter to proceed with the IPO, but then elects not to proceed with the IPO, and the selected underwriter has advised FortuNet that the IPO is viable, then the cumulative monthly Contingent Fees previously paid will be deemed earned by Spiegel.

      (g) If FortuNet has selected an Identified Underwriter to proceed with the IPO, but then the selected Identified Underwriter decides not to complete the IPO for any reason whatsoever or no reason at all and Spiegel has not identified a replacement underwriter which is approved (which approval shall not be unreasonably withheld) by FortuNet, the cumulative Contingent Fees advanced to Spiegel will become immediately due and payable to FortuNet by Spiegel according to the repayment provisions set forth in subsection (d) above.

      (h) If FortuNet enters into an agreement to sell its business or elects to raise capital in an alternative form such as the sale of securities to strategic investors, private equity firms or other institutional investors or any private party investors before the earlier of (i) consummation or abandonment of the contemplated IPO or (ii) December 31, 2005, and provided that subsection (g) does not apply, Spiegel will be entitled to receive all compensation specified in subsection (e) above reduced by any previously paid fees as if FortuNet had proceeded with its contemplated IPO and Section 7, provided that Spiegel shall be paid cash in lieu of stock specified in Section 7, unless such stock compensation terms and conditions can be mutually agreed upon in good faith by both FortuNet and Spiegel. For purposes of this subsection
(h), a sale of FortuNet shall mean any transaction or related series or combination of transactions whereby, directly or indirectly, control of FortuNet or all or substantially all of FortuNet's business or assets is acquired by a third party in a sale or exchange of stock, merger or consolidation, sale of assets or other similar transaction. FortuNet will notify Spiegel immediately of any approaches made to third parties or approaches received from third parties prior to termination of this Agreement.

      7. Spiegel's Continued Advisory Services and Compensation. Spiegel agrees to continue to provide Services to FortuNet for a period of six months after the IPO is successfully completed. In consideration of these continued Services, FortuNet agrees to issue Spiegel shares of FortuNet common stock in an amount equal to $500,000, the value of the stock being based on the price of FortuNet's stock at the actual final pricing of the IPO, without any discounts, preferences and warrants. Initially, none of the shares shall be vested. One-sixth of such shares shall vest upon completion of each one month of Services. Additionally, FortuNet agrees to pay Spiegel a $250,000 fee for Spiegel's continued advisory Services, payable in six equal monthly installments to be paid in arrears on the fifth day of each month commencing after Spiegel has provided one full calendar month of continued advisory Services following the IPO. Following the completion of the IPO, FortuNet may only terminate this Agreement for cause. For purposes of this Section 7, "cause" means personal dishonesty, willful misconduct, gross negligence, breach of fiduciary duties or conviction of a felony involving moral turpitude or securities related fraud by Spiegel or its principals. Upon a for "cause" termination, FortuNet shall have the right to repurchase any unvested shares at the par value of the shares.

      8. Non-Circumvention. FortuNet authorizes Spiegel to introduce FortuNet to and engage in negotiations with The Goldman Sachs Group, Inc.; Jefferies & Company; Roth Capital Partner, LLC; W.R. Hambrecht + Co. and any other entities solely as FortuNet and Spiegel shall mutually agree upon in writing (each, an "Identified Underwriter"). Further, FortuNet will not, prior to December 31, 2006, without the express written consent of Spiegel, and agreement upon terms of adequate compensation to be paid to Spiegel, engage in any financing transaction with these investment banking firms. The foregoing specifically does not preclude any of these investment banking firms from participating in the IPO. All restrictions under this Section 8 lapse on December 31, 2006 on the earlier payment of compensation to Spiegel pursuant to Section 6(e) or (h) above and thereafter nothing in this Agreement will prevent FortuNet from engaging in any transaction with the investment banking firms named herein.

      9. Agreement Subject to Approval. Spiegel acknowledges that all terms of this Agreement are subject to the review and approval by the Nevada Gaming Control Board ("Board") and the Nevada Gaming Commission ("Commission"). In the event that any provision or the Agreement in its entirety is found to be unacceptable to the Board or Commission, the provision or this Agreement will be null and void, releasing FortuNet and Spiegel from any obligation or liability hereunder. Notwithstanding the foregoing, the parties agree to act in good faith and use their best efforts to replace the invalidated provision or the Agreement with a new provision or agreement that approximates the intent and results of the terms and provisions of this Agreement and that is acceptable to the Board and Commission.

      10.   Spiegel's Covenants.

      (a) Spiegel, its employees and agents will comply at all times with all applicable laws and regulations of any jurisdiction in which Services are provided and with all applicable FortuNet rules, policies and standards.

      (b) Spiegel, its employees and agents will comply at all times with all security provisions in effect from time to time at FortuNet's premises with respect to access to premises and materials and information belonging to FortuNet.

      (c) Spiegel will not use FortuNet's name in any promotional materials or other communications with third parties without FortuNet's prior written consent.

      (d) Spiegel is legally authorized to engage in business in the United States and will provide FortuNet satisfactory evidence of such authority upon request.

      11. Confidentiality. During the course of performance of this Agreement, each party may be given access to information (regardless of whether in oral, written, electronic, digital, magnetic or other form or media) that relates to the other's past, present, and future research, development, business activities, customers, products, services, and technical knowledge, and has been identified as proprietary or confidential ("Confidential Information"). In connection therewith, the following subsections shall apply:

      (a) Confidential Information of the other party may be used by the receiver only in connection with the Services called for by this Agreement.

      (b) Each party agrees to protect the confidentiality of the Confidential Information of the other in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind. Access to the Confidential Information will be restricted to those of FortuNet's and Spiegel's personnel and professional advisors engaged in a use permitted hereby.

      (c) Confidential Information may not be copied or reproduced without the discloser's prior written consent.

      (d) All Confidential Information made available hereunder, including copies thereof (regardless of whether in written, electronic, digital, magnetic or other form or media), will be returned or destroyed (including deleting such information from all computer systems) upon the first to occur of (i) termination of this Agreement or (ii) request by the discloser.

      (e) Nothing in this Agreement will prohibit or limit either party's use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) (i) previously known to it without obligation of confidence, (ii) independently developed by it, (iii) acquired by it from a third party which is not, to its knowledge, under an obligation of confidence with respect to such information, or (iv) which is or becomes publicly available through no breach of this Agreement.

      (f) In the event either party receives a subpoena or other validly issued administrative or judicial process requesting any portion of the Confidential Information of the other party, it will promptly notify the other party and tender to the other party defense of such demand. Unless the demand has been timely limited, quashed or extended, the recipient shall thereafter be entitled to comply with such subpoena or other process to the extent required by law. If requested by the disclosing party, the recipient will cooperate (at the expense of the disclosing party) in the defense of a demand.

      12. Independent Contractor. Spiegel is and shall remain an independent contractor and Spiegel acknowledges, and confirms to FortuNet, its status as that of an independent contractor. Nothing herein shall be deemed or construed to create a joint venture, partnership, agency or employment relationship between the parties for any purpose, including but not limited to taxes or employee benefits. Spiegel shall be solely responsible for payment of any and all employment related taxes, insurance and employee benefits with respect to Spiegel's personnel.

      13. Assignment. Neither party shall have the right to assign all or part of its rights under this Agreement to any third party unless the assignment is approved by the Board and the Commission.

      14. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to choice of law principles. The parties agree to bring any actions related to this Agreement only in the state and federal courts sitting in Clark County, Nevada.

      15. Severability. If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not effect the other terms or provisions hereof or the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

      16. Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be effective either when delivered personally to the party for whom intended, or five days following deposit of the same into the United States mail (certified mail, return receipt requested, or first class postage prepaid), addressed to such party at its last known address. Either party may designate a different address by notice to the other given in accordance herewith.

      17. Complete Agreement; Amendment. This Agreement sets forth the entire understanding between the parties hereto and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by the mutual written agreement of the parties.

      18.   Indemnification.

      (a) Each party (an "Indemnifying Party") shall indemnify and hold the other party, its employees and agents (each, an "Indemnified Party"), harmless from and against all claims, demands, loss, damage or expense, including reasonable attorneys' fees (collectively, "Losses"), to the extent such Losses are caused by the gross negligence, willful acts or omissions of breach of this Agreement by the Indemnifying Party and except to the extent such Losses are caused by the negligent or willful acts or omissions of the Indemnified Party.

      (b) To receive the foregoing indemnity, the Indemnified Party must promptly notify the Indemnifying Party in writing of a claim or suit and provide reasonable cooperation (at the Indemnifying Party's expense) and full authority to defend or settle the claim or suit. Neither party shall have any obligation to indemnify the other under any settlement made without its written consent.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.



SPIEGEL PARTNERS, LLC                    FORTUNET INCORPORATED

  /s/ Jordan M. Spiegel                    /s/ Yuri Itkis
------------------------------------     ------------------------------------
By:   Jordan M. Spiegel                  By:   Yuri Itkis
Its:  Manager                            Its:  President